Exhibit 21

CONSOL Energy Inc.

CORPORATE DIRECTORY

As of January 31, 2008

(In alphabetical order reflecting correct capitalization)

AMVEST Coal & Rail, LLC.	Fairmont Supply Company
AMVEST Coal Sales, Inc.	Fola Coal Company, LLC.
AMVEST Corporation	FutureGen Industrial Alliance, Inc.
AMVEST Gas Resources, Inc.	Glamorgan Coal Company, LLC.
AMVEST Mineral Services, Inc.	Harrison Resources, LLC
AMVEST Minerals Company, LLC.	Helvetia Coal Company
AMVEST Oil & Gas, Inc.	Island Creek Coal Company
AMVEST West Virginia Coal, LLC.	Keystone Coal Mining Corporation
Braxton-Clay Land & Mineral, Inc.	Knox Energy, LLC.
Buchanan Generation, LLC	Laurel Run Mining Company
Cardinal States Gathering Company	Leatherwood, Inc.
Cargo Dockers Ltd.	Little Eagle Coal Company, LLC.
Central Ohio Coal Company	McElroy Coal Company
CNX Funding Corporation	Mon River Towing, Inc.
CNX Gas Company LLC	Mon-View, LLC
CNX Gas Corporation	MTB, Inc.
CNX Land Resources Inc.	Nicholas-Clay Land & Mineral, Inc.
CNX Marine Terminals Inc. (formerly Consolidation Coal Sales	Peters Creek Mineral Services, Inc.
Company)	Piping and Equipment, Inc.
Coalfield Pipeline Company	Reserve Coal Properties Company
Conrhein Coal Company	Rochester & Pittsburgh Coal Company
CONSOL Docks Inc.	Southern Ohio Coal Company
CONSOL Energy Canada Ltd.	Southern West Virginia Energy, LLC
CONSOL Energy Inc.	Southern West Virginia Resources, LLC
CONSOL Energy Sales Company (formerly CONSOL Sales	Supply Chain Management LLC
Company)	TEAGLE Company, LLC.
CONSOL Financial Inc.	TECPART Corporation
CONSOL Godefroid Europe S.A.	Terra Firma Company
CONSOL of Canada Inc.	Terry Eagle Coal Company, LLC.
CONSOL of Central Pennsylvania LLC	Terry Eagle Limited Partnership
CONSOL of Kentucky Inc.	Twin Rivers Towing Company
CONSOL of Ohio LLC	Vaughan Railroad Company
CONSOL of WV LLC	Western Allegheny Energy, LLC
CONSOL of Wyoming LLC	Windsor Coal Company
Consol Pennsylvania Coal Company LLC (formerly Consol	Wolfpen Knob Development Company
Pennsylvania Coal Company)	Youngs Creek Mining Company, LLC
Consolidation Coal Company
Eighty-Four Mining Company